Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 18, 2026 relating to the financial statements of BrightSpire Capital, Inc. and the effectiveness of BrightSpire Capital, Inc’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of BrightSpire Capital Inc. for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP
New York, New York
May 18, 2026